Exhibit 99.1

CTI BioPharma Corp. Provides Monthly Information at Request of CONSOB

SEATTLE, Wash., February 29, 2016--CTI BioPharma Corp. (“CTI”, the “Company” or “CTI Parent Company”) (NASDAQ and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Italian Legislative Decree no. 58/98, that the Company issue at the end of each month a press release providing a monthly update of certain information relating to the Company’s financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.ctibiopharma.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), can be found. The information provided below is qualified in its entirety by reference to such information. Please note that all the information disclosed in this press release primarily refers to the period January 1, 2016 through January 31, 2016, except as otherwise expressly noted.

A)	Provisional Estimated and Unaudited Net Financial Position of CTI Parent Company and CTI Consolidated Group, presenting the current and non-current components separately
Provisional Estimated and Unaudited Net Financial Position of CTI Parent Company
The following table reports the estimated and unaudited net financial standing of CTI Parent Company as of January 31, 2016, including a separate indication of the total estimated financial amount of bank debt expiring less than 12 months ahead (current portion).

Estimated and Unaudited Net Financial Standing	January 31, 2016
(in USD thousands)
Cash and cash equivalents	121,320
Long-term obligations, current portion	(1,747)
Long-term debt, current portion	(17,997)*
Estimated and unaudited net financial standing, current portion	101,576
Long-term obligations, less current portion	(4,097)
Long-term debt, less current portion	(18,644)
Estimated and unaudited net financial standing, less current portion	(22,741)
Estimated and unaudited net financial standing	78,835
*The long-term debt includes $12 million associated with the previously reported advance of development milestone payments under our collaboration arrangement with Baxalta Incorporated and its affiliates related to pacritinib, as disclosed in a press release issued June 10, 2015. As previously disclosed, the associated $12 million milestone was achieved in February 2016 in accordance with the terms of the advance arrangement. As such, the advance will subsequently cease to be accounted for as long-term debt, which will be reflected in the net financial standing of CTI Parent Company as of February 29, 2016 and will thereupon be accounted for as revenue.
The total estimated and unaudited net financial standing of CTI Parent Company as of January 31, 2016 was $78.8 million.

Provisional and Unaudited Estimated Net Financial Position of CTI Consolidated Group
The following table reports the estimated and unaudited net financial standing of CTI Consolidated Group as of January 31, 2016, including a separate indication of the total estimated financial amount of bank debt expiring less than 12 months ahead (current portion).

Estimated and Unaudited Net Financial Standing	January 31, 2016
(in USD thousands)
Cash and cash equivalents	122,091
Long-term obligations, current portion	(1,747)
Long-term debt, current portion	(17,997)*
Estimated and unaudited net financial standing, current portion	102,347
Long-term obligations, less current portion	(4,101)
Long-term debt, less current portion	(18,644)
Estimated and unaudited net financial standing, less current portion	(22,745)
Estimated and unaudited net financial standing	79,602
*The long-term debt includes $12 million associated with the previously reported advance of development milestone payments under our collaboration arrangement with Baxalta Incorporated and its affiliates related to pacritinib, as disclosed in a press release issued June 10, 2015. As previously disclosed, the associated $12 million milestone was achieved in February 2016 in accordance with the terms of the advance arrangement. As such, the advance will subsequently cease to be accounted for as long-term debt which, will be reflected in the net financial standing of CTI Consolidated Group as of February 29, 2016 and will thereupon be accounted for as revenue.

The total estimated and unaudited net financial standing of CTI Consolidated Group as of January 31, 2016, was $79.6 million.

B)
Due payables, recorded by category (financial, trade, tax, social security and amounts due to employees) and any associated actions by creditors (solicitations, injunctions, suspended deliveries, etc.) as of January 31, 2016

CTI Parent Company trade payables outstanding for greater than 30 days were approximately $12.7 million as of January 31, 2016.
CTI Consolidated Group trade payables outstanding for greater than 30 days were approximately $15.8 million as of January 31, 2016.
During January 2016, there were solicitations for payment only within the ordinary course of business and there were no injunctions or suspensions of supply relationships that affected the course of normal business.

Except as disclosed herein, as of January 31, 2016, there were no amounts overdue of a financial or tax nature, or amounts overdue to social security institutions or overdue to employees.

C)	Disclosures on related-party transactions
During January 2016, there were no transactions with related parties other than those included in the table below and transactions between entities within CTI Consolidated Group. Intercompany transactions are considered ordinary operating activities and are eliminated in consolidation. During January 2016, there were no atypical or unusual intercompany transactions between entities within CTI Consolidated Group to report. The following table reports related party transactions including key management personnel compensation for their service to the applicable entity within CTI Consolidated Group as of January 31, 2016 and for the one month ended January 31, 2016, (as a percentage of the applicable category for CTI Consolidated Group):

	As of January 31, 2016		1-month ended January 31, 2016
	Assets	Liabilities	Revenues	Operating Expenses
Transactions with related parties (as a percentage of the applicable category for CTI Consolidated Group)	__	__	__	2.2%

D)	Information about the number of shares issued
During the month of January 2016, the Company’s common stock, no par value (the “Common Stock”), outstanding increased by 103,936 shares. As a result, the number of issued and outstanding shares of Common Stock as of January 31, 2016 was 280,565,033.

About CTI BioPharma

CTI BioPharma Corp. (NASDAQ and MTA: CTIC) is a biopharmaceutical company focused on the acquisition, development and commercialization of novel targeted therapies covering a spectrum of blood-related cancers that offer a unique benefit to patients and healthcare providers. The Company has a commercial presence in Europe with rescpet to PIXUVRI® and a late-stage development pipeline, including pacritinib for the treatment of patients with myelofibrosis. CTI BioPharma is headquartered in Seattle, Washington, with offices in London and Milan under the name CTI Life Sciences Limited. For additional information and to sign up for email alerts and get RSS feeds, please visit www.ctibiopharma.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of CTI’s securities. Such statements include, but are not limited to, statements regarding estimated and unaudited monthly financial statements, any potential attainment of the milestones associated with the advance under our collaboration arrangement with Baxalta Incorporated and its affiliates and any corresponding recognition of revenue, and the development of CTI in general. Risks that contribute to the uncertain nature of the forward-looking statements include, among others, risks associated with the biopharmaceutical industry in general and with CTI and its product and product candidate portfolio in particular including, among others, risks associated with the following: that CTI cannot predict or guarantee the pace or geography of enrollment of its clinical trials, that CTI cannot predict or guarantee the commencement or outcome of preclinical and clinical studies, that CTI may not obtain reimbursement for PIXUVRI in the various applicable countries, that the conditional marketing authorization for PIXUVRI may be withdrawn or may be subject to additional conditions, that CTI may not obtain favorable determinations by other regulatory, patent and administrative governmental authorities, risks related to the costs of developing, producing and selling, as applicable, PIXUVRI, pacritinib, and CTI’s other product candidates, and other risks, including, without limitation, competitive factors, technological developments, that CTI’s operating expenses continue to exceed its net revenues, that CTI may not be able to sustain its current cost controls or further reduce its operating expenses, that CTI may not achieve previously announced goals and objectives as or when projected, that CTI’s average net operating burn rate may increase, and that CTI will continue to need to raise capital to fund its operating expenses, but may not be able to raise sufficient amounts to fund its continued operation, as well as other risks listed or described from time to time in CTI’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K.  Except as required by law, CTI does not intend to update any of the statements in this press release upon further developments.
Source: CTI BioPharma Corp.

Contacts:

CTI BioPharma Corp.
Monique Greer
+1 206-272-4343
mgreer@ctibiopharma.com

Ed Bell
+1 206-272-4345
ebell@ctibiopharma.com